Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BARNES & NOBLE EDUCATION, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2017, AT 4:37 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5179925 8100 SR# 20176280810	Authentication: 203272244 Date: 09-22-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BARNES & NOBLE EDUCATION, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Barnes & Noble Education, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

Amendments to the Amended and Restated Certificate of Incorporation of the Company were duly adopted by the Board of Directors of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Stockholders of the Company, at a meeting called in accordance with Section 222 of the General Delaware Corporation Law, duly approved said proposed amendments in accordance with Section 242 of the General Delaware Corporation Law. The amendments to Article V, Section 1 and Section 3 of the Amended and Restated Certificate of Incorporation of the Company, respectively, are as follows:

Article V, Section 1 is hereby deleted in its entirety and replaced by the following:

SECTION 1. The directors, other than those who may be elected by the holders of Preferred Stock pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Amended and Restated Certificate of Incorporation, establishing any series of Preferred Stock and granting to holders of shares of such series of Preferred Stock rights to elect additional directors under specified circumstances, shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and each director shall remain in office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise fixed by or pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. The election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Article V, Section 3 is hereby deleted in its entirety and replaced by the following:

SECTION 3. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Amended and Restated Certification of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the Board of Directors, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws of the Corporation (the “By-laws”). Any director elected in accordance with the preceding sentence of this Section 3 shall hold office until the next annual meeting of the stockholders following his or her election and until such director’s successor shall have been elected and qualified.

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:37 PM 09/21/2017
FILED 04:37 PM 09/21/2017
SR 20176280810 - File Number 5179925

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its Secretary this 21st day of September, 2017.

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Suzanne E. Andrews
Suzanne E. Andrews
Vice President, General Counsel, and Secretary